UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on March 18, 2009, Chemtura and 26 of its U.S. subsidiaries (collectively, with Chemtura, the “Domestic Debtors”) filed voluntary petitions for reorganization, and on August 8, 2010, Chemtura Canada Co./Cie (“Chemtura Canada,” and, collectively with the Domestic Debtors, the “Debtors”) filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On August 5, 2010, the Debtors filed with the Bankruptcy Court the solicitation version of their joint plan of reorganization (as it may be further amended, supplemented or modified, the “Plan”) and accompanying disclosure statement.

On September 27, 2010, Chemtura entered into Amendment No. 1 to the Senior Secured Term Facility Credit Agreement (the “Amendment”), amending the Senior Secured Term Facility Credit Agreement, dated August 27, 2010, among Chemtura, Bank of America, N.A., as administrative agent (the “Administrative Agent”), the other agents party thereto and the other Lenders party thereto.  The Amendment deletes the requirement that intercompany loans be subordinated, as the requirement was inconsistent with the provisions for prepayment of other debt which expressly permitted prepayments of intra-group debt.  The Amendment also clarifies, among other things, language permitting payments and dispositions made pursuant to the Plan.  The foregoing summary of the Amendment is qualified in its entirety by reference to the actual Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
4.1
Amendment No. 1 to the Senior Secured Term Facility Credit Agreement, dated as of September 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	September 30, 2010

Exhibit Index

Exhibit No.	Exhibit Description

4.1
Amendment No. 1 to the Senior Secured Term Facility Credit Agreement, dated as of September 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto.